Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Form S-1 of our report dated December 31, 2024, except for Note 14, as to which the date is March 13, 2026 relating to the financial statements of Starton Holdings Inc. (f/k/a Starton Therapeutics Inc.) appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

New York, NY

April 6, 2026